Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Reports Fourth Quarter and Fiscal Year 2015 Results
Record Annual EBITDA of More Than $550 Million

SAN JOSE, Calif., February 17, 2016 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its fourth quarter and fiscal year ended Jan. 3, 2016.

($ Millions, except percentages and per-share data)	4th Quarter 2015	3rd Quarter 2015	4th Quarter 2014	FY 2015	FY 2014
GAAP revenue	$374.4	$380.2	$1,164.2	$1,576.5	$3,027.3
GAAP gross margin	5.4%	16.5%	22.3%	15.5%	20.6%
GAAP net income (loss)	$(127.6)	$(56.3)	$134.7	$(187.0)	$245.9
GAAP net income (loss) per diluted share	$(0.93)	$(0.41)	$0.83	$(1.39)	$1.55
Non-GAAP revenue[1]	$1,363.9	$441.4	$609.7	$2,612.7	$2,618.7
Non-GAAP gross margin[1]	28.8%	17.7%	20.4%	23.9%	19.6%
Non-GAAP net income[1]	$270.4	$20.5	$39.4	$337.8	$205.1
Non-GAAP net income per diluted share[1]	$1.73	$0.13	$0.26	$2.17	$1.33
EBITDA[1]	$379.9	$54.2	$84.9	$556.5	$373.9

[1]	Information about SunPower's use of non-GAAP financial information is provided under "Use of Non-GAAP Financial Measures" below.

"2015 was a transformational year for the solar industry as increasing demand, favorable policy developments and broad global support for renewables created strong industry growth fundamentals. SunPower benefited from these trends as we exceeded our forecasts and closed out the year with record fourth quarter and full year non-GAAP 2015 results. During the year, we executed on our technology roadmaps, added new products and launched our joint YieldCo vehicle 8point3 Energy Partners. We are well positioned to capitalize on the continued growing adoption of solar in North America as well as key international markets such as China and Latin America. We also expanded our global power plant footprint while completing the world’s largest solar power plant, located in California. In distributed generation, we made further investments in Smart Energy and launched a range of complete customer solutions for the commercial market that will significantly reduce cost while improving performance,” said Tom Werner, SunPower president and CEO. “Upstream, we again delivered record output and yield while ramping our new Fab 4 cell manufacturing facility for volume production in 2016. We made strong progress on our cost reduction roadmaps and in the fourth quarter announced the launch of our new lower cost, high efficiency Performance Series product line which enhances our ability to rapidly expand SunPower’s global footprint with significantly lower capital cost.

“In the power plant segment for the fourth quarter, we successfully met our project commitments, added to our pipeline and further built out our U.S. HoldCo asset base, improving visibility for drop downs to 8point3 Energy Partners in 2016. Specifically, our 135-megawatt (MW) Quinto project achieved commercial operation during the quarter and is now generating energy for 8point3 Energy Partners. Our quarterly power plant segment results benefited from strong Engineering,

Procurement and Construction (EPC) execution as our 50-MW Hooper project for Xcel was completed a quarter ahead of schedule. We also commenced construction on our 100-MW project for NV Energy in Nevada and recently dedicated our second 15-MW project at Nellis Air Force base. Going forward, we see significant upside opportunity in the U.S. power plant market as the recent extension of the U.S. federal solar investment tax credit (ITC) provides a sustainable, long term market structure to support further growth. Internationally, we continue to expand our footprint into new markets and recently announced our first project in Mexico, a 36-MW project for Aeropuertos Del Sureste (ASUR), a leading airport operator in the country. This power purchase agreement (PPA) is one of the first significant solar PPAs in Mexico and extends our position as a leader in international solar development. Construction of this project will begin this year and is expected to be completed in 2017.

“We also executed well in our residential business. In North America, our performance was solid as our fourth quarter results exceeded plan, we gained market share and broadened our leasing footprint as megawatt installed growth exceeded 45 percent year over year. Additionally, based on our fourth quarter bookings, we expect continued strong residential demand in 2016. Finally, we also expanded our utility partnership strategy during the quarter as we announced an innovative agreement with TXU Energy to bring SunPower solar solutions to the Texas market.

In our commercial segment, we are well positioned for 2016, having added projects to our backlog and building our pipeline to over $1 billion. As we announced during the quarter, we launched our Helix platform, the world’s first fully-integrated solar solution for commercial customers. Designed for the rooftop, carport and commercial ground-mount markets, Helix delivers significantly lower costs and improved reliability while reducing installation times. We are currently shipping our first systems, and interest from both new and existing customers is significant. Finally, we were pleased to announce that we recently completed our first commercial project drop down to 8point3 Energy Partners. This 20-MW project for Kern County School District consists of 27 carports at various locations across the district and will be constructed in three phases with completion scheduled before the end of 2016,” Werner concluded.

“Solid execution across all segments, along with the ability to leverage our development capabilities, enabled us to post record results for the fourth quarter and 2015 fiscal year,” said Chuck Boynton, SunPower CFO. “Our balance sheet remains strong as we successfully executed a new convertible bond offering and recently renewed our revolver including increasing its size to $300 million. With an approximately $1 billion cash position and our undrawn revolver, we have the resources we need to continue our long term growth initiatives. Finally, we prudently managed our working capital during the quarter as we improved our performance in a number of key cash metrics while adding assets to our HoldCo base.”

Fourth quarter and fiscal year 2015 GAAP and non-GAAP results reflect a charge of $33 million, or approximately 20 cents on a non-GAAP basis, related to the contracted sale, at current market based rates, of above market priced polysilicon acquired through a long term supply agreement.

Additionally, fourth quarter fiscal 2015 non-GAAP results include net adjustments that, in the aggregate, increased non-GAAP net income by $398.0 million, including $394.1 million related to 8point3 Energy Partners, $13.1 million related to utility and power plant projects, $2.0 million related to sale of operating lease assets, $16.5 million related to stock-based compensation expense, $1.7 million related to the 8point3 Energy Partners initial public offering, and $3.3 million related to other adjustments, offset by $32.7 million related to tax effect.

Financial Outlook
Given strong global demand as well as a favorable policy environment, the company remains very confident that it can achieve its long term strategic and financial goals by leveraging its flexible business model to drive sustainable growth. With the recent extension of the ITC, the company anticipates increasing its investment in the United States while maintaining its global go-to-market focus.

The company’s fourth quarter financial results reflected a shift of approximately $65 million in EBITDA originally forecasted to be recognized in fiscal year 2016. This shift was primarily due to earlier than forecasted project completions in power plants, accelerated recognition of residential leases and earlier than anticipated benefits related to 8point3 Energy Partners. As a result of this approximately $65 million EBITDA shift, the company now expects 2016 EBITDA to be in the range of $450 million to $500 million compared to previous guidance of $515 million to $565 million. For 2017, the company believes that with the ITC extension, further investment in the U.S. market and a strong global project pipeline, it is well positioned to sustainably grow its EBITDA.

For fiscal year 2016, the company’s non-GAAP expectations are as follows: revenue of $3.2 billion to $3.4 billion, gross margin of 14 percent to 16 percent, capital expenditures of $210 million to $240 million and gigawatts deployed in the range of 1.7 GW to 2.0 GW. On a GAAP basis, the company expects 2016 revenue of $2.2 billion to $2.4 billion, gross margin of 17 percent to 19 percent and net income of $0 million to $50 million. Fiscal year 2016 GAAP guidance includes the impact of the company’s HoldCo strategy and deferrals due to real estate accounting.

The company’s first quarter fiscal 2016 non-GAAP guidance is as follows: revenue of $290 million to $340 million, gross margin of 12 percent to 13 percent, EBITDA of $0 to $25 million and megawatts deployed in the range of 315 MW to 340 MW. On a GAAP basis, the company expects revenue of $280 million to $330 million, gross margin of 11 percent to 12 percent and net loss of $115 million to $90 million. First quarter 2016 GAAP guidance includes the impact of the company’s HoldCo strategy and deferrals due to real estate accounting.

The company will host a conference call for investors this afternoon to discuss its fourth quarter and fiscal year 2015 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its fourth quarter 2015 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower
As one of the world’s most innovative and sustainable energy companies, SunPower Corp. (NASDAQ: SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower’s more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, and North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) strong industry growth fundamentals, including continued growing adoption of solar in key markets; (b) our ability to reduce costs while improving product performance; (c) timing of volume production at our Fab 4 cell manufacturing facility and production of our Performance Series product line enhancing our ability to rapidly expand our global footprint with significantly lower capital cost; (d) improved visibility for drop downs to 8point3 Energy Partners; (e) upside opportunity in the U.S. power plant market; (f) the impact of certain government policies supporting adoption of solar, including the U.S. federal solar investment tax credit (ITC); (g) our continued expansion into new markets; (h) construction schedules; (i) our backlog and project pipeline; (j) the adequacy of our financial resources for executing on our initiatives to drive long term strategic and financial goals, including sustainable growth of EBITDA; (k) first quarter fiscal 2016 guidance, including non-GAAP revenue, gross margin, EBITDA, and MW deployed, as well as GAAP revenue, gross margin, and net loss; (l) full year fiscal 2016 guidance, including non-GAAP revenue, gross margin, capital expenditures, and gigawatts deployed, as well as GAAP revenue, gross margin and net income; and (m) full year fiscal 2017 guidance, including non-GAAP EBITDA.  These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the industry and downward pressure on average selling prices; (2) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (3) risks relating to our residential lease business, including risks of customer default, challenges securing lease financing, and declining conventional electricity prices; (4) our ability to meet our cost reduction targets; (5) regulatory changes and the availability of economic incentives promoting use of solar energy; (6) challenges inherent in constructing and maintaining certain of our large projects; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) fluctuations in our operating results; (9) maintaining or increasing our manufacturing capacity, containing associated costs, and manufacturing difficulties that could arise; (10) challenges managing our joint ventures and partnerships; (11) challenges executing on our HoldCo and YieldCo strategies, including the risk that 8point3 Energy Partners may be unsuccessful; and (12) fluctuations or declines in the performance of our solar panels and other products and solutions.  A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”  Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com.  All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2016 SunPower Corporation. All rights reserved. SUNPOWER and the SUNPOWER logo are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Jan. 3, 2016	Dec. 28, 2014
Assets
Current assets:
Cash and cash equivalents	$954,528	$956,175
Restricted cash and cash equivalents, current portion	24,488	18,541
Accounts receivable, net	190,448	504,316
Costs and estimated earnings in excess of billings	38,685	187,087
Inventories	382,390	208,573
Advances to suppliers, current portion	85,012	98,129
Project assets - plants and land, current portion	479,452	101,181
Prepaid expenses and other current assets	359,517	328,845
Total current assets	2,514,520	2,402,847

Restricted cash and cash equivalents, net of current portion	41,748	24,520
Restricted long-term marketable securities	6,475	7,158
Property, plant and equipment, net	731,230	585,344
Solar power systems leased and to be leased, net	531,520	390,913
Project assets - plants and land, net of current portion	5,072	15,475
Advances to suppliers, net of current portion	274,085	311,528
Long-term financing receivables, net	334,791	269,587
Goodwill and other intangible assets, net	119,577	37,981
Other long-term assets	297,975	300,229
Total assets	$4,856,993	$4,345,582

Liabilities and Equity
Current liabilities:
Accounts payable	$514,654	$419,919
Accrued liabilities	313,497	331,034
Billings in excess of costs and estimated earnings	115,739	83,440
Short-term debt	21,041	18,105
Convertible debt, current portion	—	245,325
Customer advances, current portion	33,671	31,788
Total current liabilities	998,602	1,129,611

Long-term debt	478,948	214,181
Convertible debt, net of current portion	1,110,960	692,955
Customer advances, net of current portion	126,183	148,896
Other long-term liabilities	564,557	555,344
Total liabilities	3,279,250	2,740,987

Redeemable noncontrolling interests in subsidiaries	69,104	28,566

Equity:
Preferred stock	—	—
Common stock	137	131
Additional paid-in capital	2,359,917	2,219,581
Accumulated deficit	(747,617)	(560,598)
Accumulated other comprehensive loss	(8,023)	(13,455)
Treasury stock, at cost	(155,265)	(111,485)
Total stockholders' equity	1,449,149	1,534,174
Noncontrolling interests in subsidiaries	59,490	41,855
Total equity	1,508,639	1,576,029
Total liabilities and equity	$4,856,993	$4,345,582

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 3, 2016	Sept. 27, 2015	Dec. 28, 2014	Jan. 3, 2016	Dec. 28, 2014
Revenue:
Residential	$172,428	$163,563	$181,137	$643,520	$655,936
Commercial	80,113	84,983	105,407	277,143	361,828
Power Plant	121,823	131,672	877,694	655,810	2,009,501
Total revenue	374,364	380,218	1,164,238	1,576,473	3,027,265
Cost of revenue:
Residential	142,287	126,411	157,571	508,449	541,812
Commercial	81,541	72,337	105,841	259,600	326,324
Power Plant	130,233	118,826	641,347	563,778	1,534,002
Total cost of revenue	354,061	317,574	904,759	1,331,827	2,402,138
Gross margin	20,303	62,644	259,479	244,646	625,127
Operating expenses:
Research and development	32,362	24,973	22,725	99,063	73,343
Selling, general and administrative	105,643	81,109	74,500	345,486	288,321
Restructuring charges	335	726	13,213	6,391	12,223
Total operating expenses	138,340	106,808	110,438	450,940	373,887
Operating income (loss)	(118,037)	(44,164)	149,041	(206,294)	251,240
Other expense, net	(13,282)	(11,949)	(17,637)	(36,017)	(66,626)
Income (loss) before income taxes and equity in earnings of unconsolidated investees	(131,319)	(56,113)	131,404	(242,311)	184,614
Provision for income taxes	(28,778)	(36,224)	(11,628)	(66,694)	(8,760)
Equity in earnings of unconsolidated investees	462	5,052	1,833	9,569	7,241
Net income (loss)	(159,635)	(87,285)	121,609	(299,436)	183,095
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	32,014	30,959	13,106	112,417	62,799
Net income (loss) attributable to stockholders	$(127,621)	$(56,326)	$134,715	$(187,019)	$245,894

Net income (loss) per share attributable to stockholders:
- Basic	$(0.93)	$(0.41)	$1.03	$(1.39)	$1.91
- Diluted	$(0.93)	$(0.41)	$0.83	$(1.39)	$1.55
Weighted-average shares:
- Basic	136,653	136,473	131,393	134,884	128,635
- Diluted	136,653	136,473	164,075	134,884	162,751

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 3, 2016	Sept. 27, 2015	Dec. 28, 2014	Jan. 3, 2016	Dec. 28, 2014

Cash flows from operating activities:
Net income (loss)	$(159,635)	$(87,285)	$121,609	$(299,436)	$183,095
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	40,638	37,364	33,671	138,007	108,795
Stock-based compensation	16,476	14,898	13,652	58,960	55,592
Non-cash interest expense	416	517	5,593	6,184	21,585
Equity in earnings of unconsolidated investees	(462)	(5,052)	(1,833)	(9,569)	(7,241)
Excess tax benefit from stock-based compensation	(14,285)	(18,363)	(2,379)	(39,375)	(2,379)
Deferred income taxes and other tax liabilities	41,004	28,480	23,549	63,672	21,656
Gain on sale of residential lease portfolio to 8point3 Energy Partners LP	—	—	—	(27,915)	—
Other, net	649	563	2,660	2,589	5,278
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	19,641	226,900	14,429	311,743	(31,505)
Costs and estimated earnings in excess of billings	408	9,380	(140,831)	148,426	(155,300)
Inventories	(50,611)	(56,427)	(25,107)	(237,764)	(1,247)
Project assets	(263,218)	(188,073)	(34,909)	(763,065)	(68,247)
Prepaid expenses and other assets	(99,650)	(16,785)	351,803	(87,010)	201,858
Long-term financing receivables, net	(34,555)	(39,160)	(17,205)	(142,973)	(94,314)
Advances to suppliers	20,760	4,706	(7,765)	50,560	(26,343)
Accounts payable and other accrued liabilities	150,745	6,243	61,144	90,904	45,768
Billings in excess of costs and estimated earnings	34,629	(13,298)	(265,650)	30,661	(225,210)
Customer advances	179	(8,527)	(10,082)	(20,830)	(23,481)
Net cash provided by (used in) operating activities	(296,871)	(103,919)	122,349	(726,231)	8,360
Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	4,485	748	(2,012)	(23,174)	(11,562)

Purchases of property, plant and equipment	(97,699)	(63,574)	(56,997)	(230,051)	(102,505)
Cash paid for solar power systems, leased and to be leased	(23,957)	(22,587)	(15,415)	(88,376)	(50,974)
Cash paid for solar power systems	—	—	(8,540)	(10,007)	(13,457)
Proceeds from sales or maturities of marketable securities	—	—	—	—	1,380
Proceeds from 8point3 Energy Partners LP attributable to real estate projects and residential lease portfolio	175,863	22,754	—	539,791	—
Purchases of marketable securities	—	—	—	—	(30)
Cash paid for acquisitions, net of cash acquired	(5,735)	(59,021)	(28,184)	(64,756)	(35,078)
Cash paid for investments in unconsolidated investees	—	3,000	(92,000)	(4,092)	(97,013)
Cash paid for intangibles	(6,535)	(2,875)	—	(9,936)	—
Net cash provided by (used in) investing activities	46,422	(121,555)	(203,148)	109,399	(309,239)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	416,305	—	—	416,305	395,275
Cash paid for repurchase of convertible debt	—	(79)	(97)	(324,352)	(42,250)
Proceeds from settlement of 4.75% Bond Hedge	—	—	—	—	68,842
Payments to settle 4.75% Warrants	—	—	—	—	(81,077)
Proceeds from settlement of 4.50% Bond Hedge	—	—	17	74,628	131
Payments to settle 4.5% Warrants	—	—	—	(574)	—
Proceeds from issuance of non-recourse debt financing, net of issuance costs	11,684	25,615	7,086	92,129	81,926
Repayment of non-recourse debt financing	(445)	(256)	(244)	(1,528)	(244)
Proceeds from issuance of project loans, net of issuance costs	212,709	21,356	61,537	424,556	61,537
Assumption of project loan by customer	—	—	—	—	(40,672)
Repayment of bank loans, project loans and other debt	(12,397)	(38)	(533)	(252,595)	(17,073)
Proceeds from residential lease financing	5,760	2,219	—	7,979	—
Repayment of residential lease financing	—	—	—	(39,975)	(15,686)

Proceeds from sale-leaseback financing	—	—	27,022	17,219	50,600
Repayment of sale-leaseback financing	—	—	(2,856)	(2,237)	(4,216)
Proceeds from 8point3 Energy Partners LP attributable to operating leases and unguaranteed sales-type lease residual values	—	—	—	29,300	—
Contributions from noncontrolling interests attributable to real estate projects	12,410	—	—	12,410	—
Contributions from noncontrolling interests and redeemable noncontrolling interests	47,149	41,796	25,371	180,881	100,683
Distributions to noncontrolling interests and redeemable noncontrolling interests	(3,501)	(2,223)	(2,285)	(10,291)	(5,093)
Proceeds from exercise of stock options	50	289	113	517	1,052
Excess tax benefit from stock-based compensation	14,285	18,363	2,379	39,375	2,379
Purchases of stock for tax withholding obligations on vested restricted stock	(1,373)	(2,081)	(1,548)	(43,780)	(57,548)
Net cash provided by financing activities	702,636	104,961	115,962	619,967	498,566
Effect of exchange rate changes on cash and cash equivalents	(540)	351	(1,717)	(4,782)	(4,023)
Net increase (decrease) in cash and cash equivalents	451,647	(120,162)	33,446	(1,647)	193,664
Cash and cash equivalents, beginning of period	502,881	623,043	922,729	956,175	762,511
Cash and cash equivalents, end of period	$954,528	$502,881	$956,175	$954,528	$956,175

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$573	$1,053	$1,604	3,315	$8,023
Costs of solar power systems, leased and to be leased, sourced from existing inventory	19,309	16,867	15,396	66,604	41,204
Costs of solar power systems, leased and to be leased, funded by liabilities	10,972	8,229	3,786	10,972	3,786
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	—	—	10,926	6,076	28,259
Property, plant and equipment acquisitions funded by liabilities	28,950	43,083	11,461	28,950	11,461

Issuance of common stock upon conversion of convertible debt	—	—	—	—	188,263
Sale of residential lease portfolio in exchange for non-controlling equity interests in the 8point3 Group	—	—	—	68,273	—
Acquisition of intangible assets funded by liabilities	—	6,512	—	—	—
Net reclassification of cash proceeds offset by project assets in connection with the deconsolidation of assets sold to the 8point3 Group	97,272	5,061	—	102,333	—

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. The specific non-GAAP measures listed below are: revenue; gross margin; net income; net income per diluted share; earnings before interest, taxes, depreciation and amortization (“EBITDA”); and free cash flow. Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to 8point3, utility and power plant projects, and the sale of operating lease assets as described below. Non-GAAP gross margin includes adjustments relating to 8point3, utility and power plant projects, the sale of operating lease assets, the FPSC arbitration ruling, stock-based compensation, and other items as described below. In addition to those same adjustments, non-GAAP net income and non-GAAP net income per diluted share are adjusted for adjustments relating to IPO-related costs and the tax effect of these non-GAAP adjustments as described below. In addition to the same adjustments as non-GAAP net income, EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation. Free cash flow includes adjustments relating to investing cash flows and lease financings as described below.

Non-GAAP Adjustments

•
8point3. In June 2015, 8point3 Energy Partners LP ("8point3 Energy Partners"), a joint YieldCo vehicle formed by the company and First Solar, Inc. ("First Solar" and, together with the company, the "Sponsors") to own, operate and acquire solar energy generation assets, completed an initial public offering (“IPO”) of Class A shares representing limited partner interests in 8point3 Energy Partners. The IPO was consummated on June 24, 2015 whereupon the Class A shares are now listed on the NASDAQ Global Select Market under the trading symbol “CAFD.” Immediately after the IPO, the company contributed a portfolio of 170 MW of its solar generation assets (the “SPWR Projects”) to 8point3 Operating Company, LLC ("OpCo"), 8point3 Energy Partners' primary operating subsidiary. In exchange for the SPWR Projects, the company received cash proceeds of $371 million as well as equity interests in several 8point3 Energy Partners affiliated entities: primarily common and subordinated units representing a 40.7% stake in OpCo and a 50.0% economic and management stake in 8point3 Holding Company, LLC (“Holdings”), the parent company of the general partner of 8point3 Energy Partners and the owner of incentive distribution rights in OpCo. Holdings, OpCo, 8point3 Energy Partners and their respective subsidiaries are referred to herein as the “8point3 Group” or “8point3.”

The company includes adjustments related to the sales of projects contributed to 8point3 based on the difference between the fair market value of the consideration received and the net carrying value of the projects contributed, of which, a portion is deferred in proportion to the company’s retained equity stake in 8point3. The deferred profit is subsequently recognized over time. This treatment is consistent with the accounting rules relating to the sale of such projects under International Financial Reporting Standards (“IFRS”). Under these rules, with certain exceptions such as for projects already in operation, the company’s revenue is equal to the fair market value of the consideration received, and cost of goods sold is equal to the net carrying value plus a partial deferral of profit proportionate with the retained equity stake. Under GAAP, these sales are recognized under either real estate, lease, or consolidation accounting rules depending upon the nature of the individual asset contributed, with outcomes ranging from no profit recognition to full profit recognition. IFRS profit, less deferrals associated with retained equity, is recognized for sales related to the residential lease portfolio. Revenue recognition for other projects sold to 8point3 is deferred until these projects reach commercial operations consistent with IFRS rules. Equity in earnings of unconsolidated investees includes the impact of the company’s share of 8point3’s earnings related to sales of projects receiving sales recognition under IFRS but not GAAP. Management believes that these adjustments for the impact of 8point3 enable investors to better evaluate the company's revenue and profit generation performance.

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of utility and power plant projects based on the separately-identifiable components of transactions in order to reflect the substance of the transactions. This treatment is consistent with accounting rules relating to such projects under IFRS. On a GAAP basis, such projects are accounted for under U.S. GAAP real estate accounting guidance. Management calculates separate revenue and cost of revenue amounts each fiscal period in accordance with the two treatments above and the aggregate difference for the company’s affected projects is included in the relevant reconciliation tables below. Over the life of each project, cumulative revenue and gross margin will be equivalent under the two treatments; however, revenue and gross margin will generally be recognized earlier under the company’s non-GAAP treatment than under the company’s GAAP treatment. Among other factors, this is due to the attribution of non-GAAP revenue and margin to the company’s project development efforts at the time of initial project sale as required under IFRS accounting rules, whereas no separate attribution to this element occurs under U.S. GAAP real estate accounting guidance. Within each project, the relationship between the adjustments to revenue and gross margins is generally consistent. However, as the company may have multiple utility and power plant projects in progress at any given time, the relationship in the aggregate will occasionally appear otherwise. Management believes that this adjustment for utility and power plant projects enables investors to evaluate the company's revenue generation performance relative to the direct costs of revenue of its core businesses.

•
Sale of operating lease assets. The company includes adjustments related to the revenue recognition of the sale of certain property subject to an operating lease (or of property that is leased by or intended to be leased by the third-party purchaser to another party). This treatment is consistent with accounting rules relating to the sale of such property under IFRS. On a GAAP basis, these sales are accounted for as borrowing transactions in accordance with lease accounting guidance. Management believes that these adjustments for the sale of operating lease assets enables investors to better evaluate the company’s revenue and profit generation performance.

•
FPSC arbitration ruling. On January 28, 2015, an arbitral tribunal of the International Court of Arbitration of the International Chamber of Commerce declared a binding partial award in the matter of an arbitration between First Philippine Electric Corporation (“FPEC”) and First Philippine Solar Corporation (“FPSC”) against SunPower Philippines Manufacturing, Ltd. (“SPML”), the company’s wholly-owned subsidiary. The tribunal found SPML in breach of its obligations under its supply agreement with FPSC, and in breach of its joint venture agreement with FPEC. The second partial and final awards received on July 17, 2015 and October 19, 2015, respectively, reduced the estimated amounts to be paid to FPEC. As a result, the company recorded its best estimate of probable loss related to this case. As this loss is nonrecurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that varies from period to period and is dependent on market forces that are difficult to predict. Due to this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
IPO-related costs. Costs incurred related to the IPO of 8point3 included legal, accounting, advisory, valuation, and other expenses, as well as modifications to or terminations of certain existing financing structures in preparation for the sale to 8point3. As these costs are non-recurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Other. The company combines amounts previously disclosed under separate captions into “Other” when amounts do not have a significant impact on the current fiscal period. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

The amounts recorded in “Other” during the fourth quarter of fiscal 2015 are driven by adjustments which would have previously been disclosed under other non-GAAP adjustment captions, including “Amortization of intangible assets,” “Non-cash interest expense,” and “Restructuring.”

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	EBITDA adjustments. When calculating EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for income taxes

•	Depreciation

Management presents this non-GAAP financial measure to give investors a basis to evaluate the company's performance, including compared with the performance of other companies.

•	Free cash flow adjustments. When calculating free cash flow, the company includes the impact during the period of the following items:

•	Net cash provided by (used in) investing activities

•	Proceeds from issuance of non-recourse debt financing, net of issuance costs

•	Repayment of non-recourse debt financing

•	Proceeds from residential lease financing

•	Repayment of residential lease financing

•	Proceeds from sale-leaseback financing

•	Repayment of sale-leaseback financing

•	Proceeds from 8point3 Energy Partners attributable to operating leases and unguaranteed sales-type lease residual values

•	Contributions from noncontrolling interests attributable to real estate projects

•	Contributions from noncontrolling interests and redeemable noncontrolling interests

•	Distributions to noncontrolling interests and redeemable noncontrolling interests

Management presents this non-GAAP financial measure to enable investors to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 3, 2016	Sept. 27, 2015	Dec. 28, 2014	Jan. 3, 2016	Dec. 28, 2014
GAAP revenue	$374,364	$380,218	$1,164,238	$1,576,473	$3,027,265
8point3	952,115	59,619	—	1,011,734	—
Utility and power plant projects	31,012	1,567	(554,577)	17,996	(408,616)
Sale of operating lease assets	6,447	—	—	6,447	—
Non-GAAP revenue	$1,363,938	$441,404	$609,661	$2,612,650	$2,618,649

Adjustments to Gross margin:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 3, 2016	Sept. 27, 2015	Dec. 28, 2014	Jan. 3, 2016	Dec. 28, 2014
GAAP gross margin	$20,303	$62,644	$259,479	$244,646	$625,127
8point3	351,661	18,296	—	369,957	—
Utility and power plant projects	13,079	(516)	(195,997)	(3,016)	(190,712)
Sale of operating lease assets	2,000	—	—	2,000	—
FPSC arbitration ruling	—	(7,500)	56,806	(14,600)	56,806
Stock-based compensation expense	3,308	4,210	3,443	13,343	14,321
Other	2,124	1,088	661	12,671	8,003
Non-GAAP gross margin	$392,475	$78,222	$124,392	$625,001	$513,545

GAAP gross margin (%)	5.4%	16.5%	22.3%	15.5%	20.6%
Non-GAAP gross margin (%)	28.8%	17.7%	20.4%	23.9%	19.6%

Adjustments to Net income (loss):

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 3, 2016	Sept. 27, 2015	Dec. 28, 2014	Jan. 3, 2016	Dec. 28, 2014
GAAP net income (loss) attributable to stockholders	$(127,621)	$(56,326)	$134,715	$(187,019)	$245,894
8point3	394,097	19,371	—	408,780	—
Utility and power plant projects	13,079	(516)	(195,997)	(3,016)	(190,712)
Sale of operating lease assets	2,000	—	—	2,000	—
FPSC arbitration ruling	—	(7,500)	56,806	(14,600)	56,806
Stock-based compensation expense	16,476	14,898	13,652	58,960	55,592
IPO-related costs	1,669	1,233	—	28,033	—
Other	3,361	2,357	20,814	25,595	41,813
Tax effect	(32,663)	46,959	9,424	19,033	(4,282)
Non-GAAP net income attributable to stockholders	$270,398	$20,476	$39,414	$337,766	$205,111

Adjustments to Net income (loss) per diluted share:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 3, 2016	Sept. 27, 2015	Dec. 28, 2014	Jan. 3, 2016	Dec. 28, 2014
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$(127,621)	$(56,326)	$136,124	$(187,019)	$252,524
Non-GAAP net income available to common stockholders[1]	$270,731	$20,808	$39,964	$339,492	$209,843

Denominator:
GAAP weighted-average shares	136,653	136,473	164,075	134,884	162,751
Effect of dilutive securities:
Stock options	2	18	—	24	—
Restricted stock units	1,478	1,170	—	1,781	—
Upfront Warrants (held by Total)	6,564	6,531	—	6,801	—
Warrants (under the CSO2015)	—	—	—	913	—
0.75% debentures due 2018	12,026	12,026	—	12,026	—
0.875% debentures due 2021	—	—	(8,203)	—	(4,530)
Non-GAAP weighted-average shares[1]	156,723	156,218	155,872	156,429	158,221

GAAP net income (loss) per diluted share	$(0.93)	$(0.41)	$0.83	$(1.39)	$1.55
Non-GAAP net income per diluted share	$1.73	$0.13	$0.26	$2.17	$1.33

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 0.75%, 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income per diluted share.

EBITDA:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 3, 2016	Sept. 27, 2015	Dec. 28, 2014	Jan. 3, 2016	Dec. 28, 2014
GAAP net income (loss) attributable to stockholders	$(127,621)	$(56,326)	$134,715	$(187,019)	$245,894
8point3	394,097	19,371	—	408,780	—
Utility and power plant projects	13,079	(516)	(195,997)	(3,016)	(190,712)
Sale of operating lease assets	2,000	—	—	2,000	—
FPSC arbitration ruling	—	(7,500)	56,806	(14,600)	56,806
Stock-based compensation expense	16,476	14,898	13,652	58,960	55,592
IPO-related costs	1,669	1,233	—	28,033	—
Other	3,361	2,357	20,814	25,595	41,813
Cash interest expense, net of interest income	10,180	8,348	11,006	37,643	48,364
Provision for income taxes	28,778	36,224	11,628	66,694	8,760
Depreciation	37,890	36,142	32,282	133,456	107,406
EBITDA	$379,909	$54,231	$84,906	$556,526	$373,923

Free Cash Flow:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 3, 2016	Sept. 27, 2015	Dec. 28, 2014	Jan. 3, 2016	Dec. 28, 2014
Net cash provided by (used in) operating activities	$(296,871)	$(103,919)	$122,349	$(726,231)	$8,360
Net cash provided by (used in) investing activities	46,422	(121,555)	(203,148)	109,399	(309,239)
Proceeds from issuance of non-recourse debt financing, net of issuance costs	11,684	25,615	7,086	92,129	81,926
Repayment of non-recourse debt financing	(445)	(256)	(244)	(1,528)	(244)
Proceeds from residential lease financing	5,760	2,219	—	7,979	—
Repayment of residential lease financing	—	—	—	(39,975)	(15,686)
Proceeds from sale-leaseback financing	—	—	27,022	17,219	50,600
Repayment of sale-leaseback financing	—	—	(2,856)	(2,237)	(4,216)
Proceeds from 8point3 Energy Partners LP attributable to operating leases and unguaranteed sales-type lease residual values	—	—	—	29,300	—
Contributions from noncontrolling interests attributable to real estate projects	12,410	—	—	12,410	—
Contributions from noncontrolling interests and redeemable noncontrolling interests	47,149	41,796	25,371	180,881	100,683
Distributions to noncontrolling interests and redeemable noncontrolling interests	(3,501)	(2,223)	(2,285)	(10,291)	(5,093)
Free cash flow	$(177,392)	$(158,323)	$(26,705)	$(330,945)	$(92,909)

Q1 2016 and FY 2016 GUIDANCE (in thousands except percentages)	Q1 2016	FY 2016
Revenue (GAAP)	$280,000-$330,000	$2,200,000-$2,400,000
Revenue (non-GAAP)[1]	$290,000-$340,000	$3,200,000-$3,400,000
Gross margin (GAAP)	11%-12%	17%-19%
Gross margin (non-GAAP)[2]	12%-13%	14%-16%
Net income (loss) (GAAP)	($115,000)-($90,000)	$0-$50,000
EBITDA[3]	$0-$25,000	$450,000-$500,000

1.
Estimated non-GAAP amounts above for Q1 2016 include net adjustments that increase revenue by approximately $10 million of revenue related to 8point3. Estimated non-GAAP amounts above for fiscal 2016 include net adjustments that increase revenue by approximately $1,000 million of revenue related to 8point3.

2.
Estimated non-GAAP amounts above for Q1 2016 include net adjustments that increase gross margin by approximately $3 million related to 8point3, $3 million related to stock-based compensation expense, and $1 million related to other items. Estimated non-GAAP amounts above for fiscal 2016 include net adjustments that increase gross margin by approximately $60 million related to 8point3, $15 million related to stock-based compensation expense, and $10 million related to other items.

3.
Estimated EBITDA amounts above for Q1 2016 include net adjustments that decrease net loss by approximately $8 million related to 8point3, $17 million related to stock-based compensation expense, $5 million related to other items, $15 million related to interest expense, $35 million related to income taxes and $35 million related to depreciation. Estimated EBITDA amounts above for fiscal 2016 include net adjustments that increase net income by approximately $100 million related to 8point3, $70 million related to stock-based compensation expense, $10 million related to other items, $60 million related to interest expense, $40 million related to income taxes and $170 million related to depreciation.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross margin, net income and net income per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	January 3, 2016
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$172,428	$80,113	$121,823	$30,141	17.5%	$(1,428)	(1.8)%	$(8,410)	(6.9)%							$(127,621)
8point3	(1,443)	54,793	898,765	(640)		13,930		338,371		—	—	—	1,057	—	41,379	394,097
Utility and power plant projects	—	—	31,012	—		—		13,079		—	—	—	—	—	—	13,079
Sale of operating lease assets	6,447	—	—	2,000		—		—		—	—	—	—	—	—	2,000
Stock-based compensation expense	—	—	—	1,089		840		1,379		3,113	10,055	—	—	—	—	16,476
IPO-related costs	—	—	—	—		—		—		—	1,669	—	—	—	—	1,669
Other	—	—	—	651		425		1,048		705	210	335	(13)	—	—	3,361
Tax effect	—	—	—	—		—		—		—	—	—	—	(32,663)	—	(32,663)
Non-GAAP	$177,432	$134,906	$1,051,600	$33,241	18.7%	$13,767	10.2%	$345,467	32.9%							$270,398

	September 27, 2015
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$163,563	$84,983	$131,672	$37,152	22.7%	$12,646	14.9%	$12,846	9.8%							$(56,326)
8point3	(1,311)	60,930	—	(508)		18,804		—		—	—	—	993	—	82	19,371
Utility and power plant projects	—	—	1,567	—		—		(516)		—	—	—	—	—	—	(516)
FPSC arbitration ruling	—	—	—	(2,456)		(1,299)		(3,745)		—	—	—	—	—	—	(7,500)
Stock-based compensation expense	—	—	—	1,541		917		1,752		2,172	8,516	—	—	—	—	14,898
IPO-related costs	—	—	—	—		—		—		—	1,233	—	—	—	—	1,233
Other	—	—	—	352		194		542		330	197	726	16	—	—	2,357
Tax effect	—	—	—	—		—		—		—	—	—	—	46,959	—	46,959
Non-GAAP	$162,252	$145,913	$133,239	$36,081	22.2%	$31,262	21.4%	$10,879	8.2%							$20,476

	December 28, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$181,137	$105,407	$877,694	$23,566	13.0%	$(434)	(0.4)%	$236,347	26.9%							$134,715
Utility and power plant projects	—	—	(554,577)	—		—		(195,997)		—	—	—	—	—	—	(195,997)
FPSC arbitration ruling	—	—	—	18,684		9,660		28,462		—	—	—	—	—	—	56,806
Stock-based compensation expense	—	—	—	1,068		483		1,892		1,983	8,226	—	—	—	—	13,652
Other	—	—	—	218		112		331		220	257	13,213	6,463	—	—	20,814
Tax effect	—	—	—	—		—		—		—	—	—	—	9,424	—	9,424
Non-GAAP	$181,137	$105,407	$323,117	$43,536	24.0%	$9,821	9.3%	$71,035	22.0%							$39,414

TWELVE MONTHS ENDED

	January 3, 2016
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$643,520	$277,143	$655,810	$135,071	21.0%	$17,543	6.3%	$92,032	14.0%							$(187,019)
8point3	(2,754)	115,723	898,765	(1,148)		32,734		338,371		—	—	—	(2,638)	—	41,461	408,780
Utility and power plant projects	—	—	17,996	—		—		(3,016)		—	—	—	—	—	—	(3,016)
Sale of operating lease assets	6,447	—	—	2,000		—		—		—	—	—	—	—	—	2,000
FPSC arbitration ruling	—	—	—	(4,425)		(2,593)		(7,582)		—	—	—	—	—	—	(14,600)
Stock-based compensation expense	—	—	—	4,764		2,676		5,903		9,938	35,679	—	—	—	—	58,960
IPO-related costs	—	—	—	—		—		—		—	12,837	—	15,196	—	—	28,033
Other	—	—	—	3,748		1,710		7,213		1,695	803	6,391	4,035	—	—	25,595
Tax effect	—	—	—	—		—		—		—	—	—	—	19,033	—	19,033
Non-GAAP	$647,213	$392,866	$1,572,571	$140,010	21.6%	$52,070	13.3%	$432,921	27.5%							$337,766

	December 28, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$655,936	$361,828	$2,009,501	$114,124	17.4%	$35,504	9.8%	$475,499	23.7%							$245,894
Utility and power plant projects	—	—	(408,616)	—		—		(190,712)		—	—	—	—	—	—	(190,712)
FPSC arbitration ruling	—	—	—	18,684		9,660		28,462		—	—	—	—	—	—	56,806
Stock-based compensation expense	—	—	—	3,959		1,954		8,408		7,714	33,557	—	—	—	—	55,592
Other	—	—	—	765		379		6,859		239	1,053	12,223	20,295	—	—	41,813
Tax effect	—	—	—	—		—		—		—	—	—	—	(4,282)	—	(4,282)
Non-GAAP	$655,936	$361,828	$1,600,885	$137,532	21.0%	$47,497	13.1%	$328,516	20.5%							$205,111